Exhibit 10.13

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This First Amendment to Note Purchase Agreement (this “Amendment”), effective as of June 29, 2017, by and among Usell.com, Inc., a Delaware corporation (“uSell”), BST Distribution, Inc., a New York corporation (“BST”), We Sell Cellular LLC, a Delaware limited liability company (“WE SELL” together with uSell and BST, each a “Company” and collectively the “Companies”), the Purchaser party hereto (the “Purchaser”) and TCUS Financial LLC, a Delaware limited liability company, as agent for the Purchaser and the other Purchasers from time to time party to the Agreement (as hereafter defined) (the “Agent” and together with such Purchasers, the “Creditor Parties”).

WHEREAS, the Companies and Creditor Parties are parties to a Note Purchase Agreement dated as of January 13, 2017 (as amended from time to time, the “Agreement”);

WHEREAS, the Companies and the Creditor Parties wish to amend the Agreement in a limited respect in order to amend the interest coverage ratio under Section 8.23(c), but only on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.             Capitalized Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement.

2.             Acknowledgment of Liabilities.

(a)           Each Company hereby acknowledges that it is unconditionally liable to Creditor Parties under the Agreement and the Related Agreements to which it is a party for the payment of all Liabilities, and no Company has any defenses, counterclaims, deductions, credits, claims or rights of setoff or recoupment with respect to the Liabilities.

(b)           Each Company hereby ratifies and confirms its obligations under the Agreement and the Related Agreements to which it is a party and hereby acknowledges and agrees that the Agreement and the Related Agreements to which it is a party remain in full force and effect.

3.             Amendments Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 5 of this Amendment, the Agreement is hereby amended as follows:

(a)           Section 8.23(c) of the Agreement is hereby amended and restated in its entirety to provide as follows:

“(c) Interest Coverage Ratio. (i) For the five month period ending August 31, 2017, Companies will not permit the ratio of (i) EBITDA for such five (5) month period times twelve (12) divided by five (5) to (ii) the sum of all interest payments on all Indebtedness due by Companies and Guarantors for the twelve (12) month period succeeding the date of such determination, to be less than 1.20 to 1.00; and (ii) beginning with the fiscal quarter ending September 30, 2017 and for each fiscal quarter thereafter, Companies will not permit the ratio of (i) EBITDA for the three (3) month period preceding the date of determination times four (4) to (ii) the sum of all interest payments on all Indebtedness due by Companies and Guarantors for the twelve (12) month period succeeding the date of such determination, to be less than 1.20 to 1.00.”

(b)           Section 8.4(e) of the Agreement is hereby amended and restated in its entirety to provide as follows:

“(e) as soon as available, but in any event not later than September 15, 2017, a copy of the consolidated and consolidating statements of operations of the each Company and its Subsidiaries for the five (5) months ended August 31, 2017, certified by the principal financial officer of such Company as presenting fairly in all material respects the financial condition and results of operations of such Company and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and concurrently with the financial statements furnished pursuant to this subsection (e), an officer’s certificate signed by the principal financial officer of each Company which compliance certificate shall be reasonably satisfactory to Agent, certifying such financial statements, such Company’s compliance with the terms of this Agreement and the Related Agreements, certifying that no Default or Event of Default has occurred under this Agreement or the Related Agreements, and setting forth computations in reasonable detail showing whether or not as at the end of such fiscal period there existed any breach or violation of any of the provisions of Section 8.23(c);”

4.             Representations and Warranties. Each Company hereby represents and warrants to Purchasers and Agent that:

(a)           The execution, delivery and performance of this Amendment (i) have been duly authorized by each Company, (ii) are not in contravention of the certificate of incorporation, bylaws, certificate of formation or operating agreement of any Company or of any indenture, agreement or undertaking to which any Company is a party or by which any Company is bound and (iii) are within each Company’s powers.

(b)           This Amendment is the legal, valid and binding obligation of each Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to creditors’ rights generally or by equitable principles.

(c)           The representations and warranties of each Company contained in the Agreement and the Related Agreements are and will be true, correct and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete as of such earlier date.

5.             Conditions of Effectiveness. This Amendment shall become effective upon receipt by Agent (unless waived by Agent in writing) of the following, each in form and substance satisfactory to Agent in its sole discretion: (a) this Amendment executed by each Company and each Guarantor and (b) payment by Companies of all fees and expenses incurred by Agent in connection with the transactions contemplated by the Agreement (which remain unpaid) and this Amendment, including, without limitation, the fees of Loeb & Loeb LLP, counsel to Agent and Purchasers.

6.             Effect on Note Purchase Agreement.

(a)           Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

(b)           Except as specifically amended herein, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.             Miscellaneous. Section 13 of the Agreement is incorporated by reference into this Amendment without the necessity of fully repeating it.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth about.

COMPANIES:

USELL.COM, INC.

By:	/s/Nikhil Raman
Name: Nikhil Raman Title: Chief Executive Officer

BST DISTRIBUTION, INC.

By:	/s/Brian Tepfer
Name: Brian Tepfer Title: Chief Executive Officer

WE SELL CELLULAR LLC

By:	/s/Nikhil Raman
Name: Nikhil Raman Title: Manager

SIGNATURE PAGE TO
FIRST AMENDMENT TO NOTE PURCHASE
AGREEMENT

PURCHASER:

TCUS FINANCIAL LLC

By:	/s/Conner Searcy
Name: Conner Searcy Title: President

AGENT:

TCUS FINANCIAL LLC

By:	/s/Conner Searcy
Name: Conner Searcy Title: President

SIGNATURE PAGE TO
FIRST AMENDMENT TO NOTE PURCHASE
AGREEMENT

GUARANTOR CONSENT:

UPSTREAM PHONE COMPANY USA, INC., a Delaware corporation

By:	/s/Nikhil Raman
Name: Nikhil Raman Title: President

UPSTREAM PHONE HOLDINGS, INC., a Delaware corporation

By:	/s/Nikhil Raman
Name: Nikhil Raman Title: President

HD CAPITAL HOLDINGS LLC, a Delaware limited liability company

By:	/s/Daniel Brauser
Name: Daniel Brauser Title: Manager

SIGNATURE PAGE TO
FIRST AMENDMENT TO NOTE PURCHASE
AGREEMENT